Exhibit 99.1

NEXGEL Reports Preliminary Second Quarter 2021 Financial Results and Provides Corporate Update

LANGHORNE, Pa. – July 22, 2021 – NEXGEL, Inc. (“NEXGEL” or the “Company”), a leading provider of ultra-gentle, high-water-content hydrogels for healthcare and consumer applications, today announced its preliminary financial results for the three-month period ended June 30, 2021 and provides a corporate update.

“Our revenue increased from $267,000 in first quarter of 2021 to $417,000 in the second quarter of 2021 primarily driven by an increase in custom label products with new customers, despite a portion of our legacy customers being affected by supply chain delays. It is great to see that our new product offerings are being met with excitement from the market. We have partnered with some of the industry’s leading beauty and consumer health companies to develop fully customizable products that leverage our ultra-gentle, high-water-content hydrogels. Our custom label business represents a significant commercialization opportunity going forward, while we continue to gain traction from our e-commerce proprietary consumer health brand, Medagel, with plans to launch our beauty & cosmetics brand, Lumagel, in the Fall of 2021,” said Adam Levy, NEXGEL CEO.

Financial & Corporate Highlights

•	Revenue increased from approximately $267,000 in the first quarter of 2021 to approximately $417,000 in the second quarter of 2021, primarily driven by new customer orders for custom label products.

•	Medagel, NEXGEL’s consumer health e-commerce brand, generated over $75,000 on Amazon in the second quarter of 2021 as compared to $35,000 in the first quarter of 2021.

•	NEXGEL has expanded its custom and white label customer base to seven with a growing pipeline of development projects.

•	NEXGEL plans to launch its beauty & cosmetics brand, Lumagel, online in the Fall of 2021.

•	SilverSeal®, NEXGEL’s hydrogel wound care product, is undergoing a 60-patient double-blind cosmetic study investigating SilverSeal®’s ability to reduce scarring, with data readout expected in the Fall of 2021. The scar treatment market is expected to grow to $45.0 billion by 2028, according to a report published by Fior Markets.

About NEXGEL, INC.
NEXGEL is a leading provider of ultra-gentle, high-water-content hydrogels for healthcare and consumer applications. Based in Langhorne, Pa., the Company has developed and manufactured electron-beam, cross-linked hydrogels for over two decades. NEXGEL has formulated more than 200 different combinations to bring natural ingredients to gentle skin patches that can be worn for long periods of time with little to no irritation.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs, such as "will," "should," "would," "may," and "could," are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons including the impact of the COVID-19 pandemic. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2020, including but not limited to the discussion under "Risk Factors" therein, which the Company filed with the Securities and Exchange Commission and which may be viewed at http://www.sec.gov/.

Investor Contacts:

Valter Pinto / Nick Staab

KCSA Strategic Communications

212.896.1254 / 212.896.1254

valter@kcsa.com / nstaab@kcsa.com

Media Contacts:

Caitlin Kasunich / Raquel Cona
KCSA Strategic Communications
212.896.1241 / 516.779.2630
ckasunich@kcsa.com / rcona@kcsa.com